Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117198 on Form S-3/A and 333-117199 and 333-168922 on Form S-8 of our reports dated March 14, 2011, relating to the consolidated financial statements and financial statement schedule of MEDTOX Scientific, Inc., and the effectiveness of MEDTOX Scientific, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 2010.

Minneapolis, Minnesota
March 14, 2011